Exhibit 4(d)

               Floating Rate Note



REGISTERED                              REGISTERED
No.                                     $
                                        CUSIP:

     Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer or exchange or for payment, then this certificate shall be registered in the name of Cede & Co. (or such other name as may be requested by an authorized representative of The Depository Trust Company), and ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

     Unless and until this certificate is exchanged in whole or in part for Notes in certificated form, this certificate may not be transferred except as a whole by The Depository Trust Company to a nominee thereof or by a nominee thereof to The Depository Trust Company or another nominee of The Depository Trust Company or by The Depository Trust Company or any nominee to a successor depository or nominee of such successor depository.


                      PEPSICO, INC.
                   FLOATING RATE NOTE

ISSUE PRICE:        ORIGINAL ISSUE DATE:     MATURITY DATE:

BASE RATE:          SPREAD (PLUS OR          SPREAD
                    MINUS):                  MULTIPLIER:

INTEREST ACCRUES    INTEREST PAYMENT         INTEREST RESET
FROM:               PERIOD:                  PERIOD:

INDEX MATURITY:     INITIAL INTEREST         INITIAL INTEREST
                    RESET DATE:              RATE:

INTEREST PAYMENT    INTEREST DETERMIN-  INTEREST RESET DATES:
DATES:              ATION DATES:

MINIMUM INTEREST    MAXIMUM INTEREST    SPECIFIED CURRENCY:
RATE:               RATE:

REDEEMABLE:         OPTION TO ELECT          CALCULATION AGENT:
YES ____  NO____         REPAYMENT:
                    YES____  NO____

INITIAL REDEMP-          OPTIONAL REPAYMENT  ALTERNATIVE RATE
TION DATE:               DATE(S):            EVENT SPREAD:

INITIAL REDEMP-          OPTIONAL REPAY-
TION PERCENTAGE:         MENT PRICE(S):

ANNUAL REDEMP-           SINKING FUND:       ORIGINAL YIELD TO
TION PERCENTAGE                              MATURITY:
REDUCTION:


      PepsiCo, Inc., a North Carolina corporation (together with its successors and assigns, the "Issuer"), for value received, hereby promises to pay to Cede & Co., or the registered assignees thereof, the principal sum of _______________dollars on the Scheduled Maturity Date specified above (except to the extent redeemed or repaid prior to such Scheduled Maturity Date) and to pay interest thereon, from the Interest Accrual Date specified above, at a rate per annum equal to the Initial Interest Rate specified above until the Initial Interest Reset Date specified above, and thereafter at a rate per annum determined in accordance with the Formula Rate set forth above, or to the extent not specified above, as determined in accordance with the provisions set forth under the Further Provisions of Note hereof until the principal hereof is paid or duly made available for payment. The Issuer will pay interest in arrears monthly, quarterly, semiannually, or annually as specified above on each Interest Payment Date (as specified above), such interest payments to commence on the first Interest Payment Date next succeeding the Interest Accrual Date specified above, and on the Scheduled Maturity Date (or any redemption or repayment date); provided, however, that if the Interest Accrual Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered Holder of this Note on the Record Date with respect to such second Interest Payment Date; and provided, further, that if an Interest Payment Date or the Maturity Date or redemption or repayment date would fall on a day that is not a Business Day, as defined under the Further Provisions of Note hereof, such Interest Payment Date, Scheduled Maturity Date or redemption or repayment date shall be the following day that is a New York Business Day.

     Interest on this Note will accrue from the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from the Interest Accrual Date, until the principal hereof has been paid or duly made available for payment. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to an Interest Payment Date (whether or not a New York Business Day) (each such date a "Record Date"); provided, however, that interest payable on the Scheduled Maturity Date (or any redemption or repayment date) will be payable to the person in whose name this Note is registered on such date.

     Payment of the principal and any premium and interest due on this Note at the Scheduled Maturity Date (or any redemption or repayment date) will be made in immediately available funds upon surrender of this Note at the Corporate Trust Office of the Trustee, as defined on the reverse hereof, maintained for that purpose in The City of New York, or at such other paying agency as the Issuer may determine. Payment of the principal of and premium, if any, and interest on this Note will be made in the currency indicated above; provided, however, that U.S. dollar payments of interest, other than interest due at maturity or any date of redemption or repayment, will be made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the Security Register on the applicable Record Date. A Holder of U.S. $10,000,000 or more in aggregate principal amount of Notes having the same Interest Payment Date will be entitled to receive payments of interest, other than interest due at maturity or any date of redemption or repayment, by wire transfer of immediately available funds if wire transfer instructions have been received by the Trustee in writing not less than 15 calendar days prior to the applicable Interest Payment Date. If this Note is denominated in a currency other than U.S. dollars, payments of Interest hereon will be made by wire transfer of immediately available funds to an account maintained by the Holder hereof with a bank located outside the United States, if appropriate wire transfer instructions have been received by the Trustee in writing not less than 15 calendar days prior to the applicable Interest Payment Date. If such wire transfer instructions are not so received, such interest payments will be made by check payable in such Specified Currency marked to the address of the person entitled thereto as such address shall appear in the Security Register on the applicable Record Date.

     Reference is hereby made to the further provisions of this Note set forth after the caption reading "Further Provisions of Note", which further provisions shall for all purposes have the same effect as if set forth at this place. In the event of an inconsistency between any provision set forth above and any provision set forth in "Further Provisions of Note", the description above shall govern.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to under the Further Provisions of Note hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, as defined under the Further Provisions of Note hereof, or be valid or obligatory for any purpose.












     IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed under its corporate seal.

DATED:                             PEPSICO, INC.



                                   By: Authorized Officer



                                   By:

                                        Authorized Officer

TRUSTEE'S CERTIFICATE
OF AUTHENTICATION

This is one of the Notes
referred to in the within-
mentioned Indenture.

THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), as Trustee



By:
     _________________________________
          Authorized Officer
     [FURTHER PROVISIONS OF NOTE]


     This Note is one of a duly authorized issue of Notes having maturities not less than nine months from the date of issue (the "Notes"). The Notes are issuable under an Indenture, dated as of December 14, 1994 (herein called the "Indenture"), between the Issuer and The Chase Manhattan Bank (National Association), as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and the Holders of the Notes, the terms upon which the Notes are, and are to be, authenticated and delivered, and the definitions of capitalized terms used herein and not otherwise defined herein. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Indenture. To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein.

     The Notes will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or subject to repayment at the option of the holder prior to maturity.

     Unless otherwise indicated on the face of this Note, this Note may not be redeemed prior to the Scheduled Maturity Date.
If so indicated on the face of this Note, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption. If this Note is subject to "Annual Redemption Percentage Reduction," the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof, together with interest accrued and unpaid hereon to the date of redemption. Notice of redemption shall be mailed to the registered Holders of the Notes designated for redemption at their addresses as the same shall appear on the Security Register not less than 30 nor more than 60 days prior to the date fixed for redemption, subject to all the conditions and provisions of the Indenture. In the event of redemption of this
Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

     Unless otherwise indicated on the face of this Note, this Note shall not be subject to repayment at the option of the Holder prior to the scheduled Maturity Date. If so indicated on the face of this Note, this Note will be subject to repayment at the option of the Holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of $_____ or, if this Note is denominated in _________________ in increments of _____ units of such Specified Currency (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest accrued and unpaid hereon to the date of repayment. For this Note to be repaid at the option of the Holder hereof, the Trustee must receive at its Corporate Trust Office in the Borough of Manhattan, the City of New York, at least 15 but not more than 30 days prior to the date of repayment, (i) this Note with the form entitled "Option to Elect Repayment" below duly completed or (ii) a telegram, telex, facsimile transmission, or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States setting forth the name of the Holder of this Note, the principal amount hereof, the certificate number of this Note or a description of this Note's tenor and terms, the principal amount hereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the form entitled "Option to Elect Repayment" duly completed, will be received by the Trustee not later than the fifth New York Business Day after the date of such telegram, telex, facsimile transmission, or letter; provided, that such telegram, telex, facsimile transmission, or letter shall only be effective if this Note and form duly completed are received by the Trustee by such fifth New York Business Day. Exercise of such repayment option by the Holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

     This Note will bear interest at the rate determined in accordance with the applicable provisions below by reference to the Base Rate shown on the face hereof based on the Index Maturity, if any, shown on the face hereof (i) plus or minus the Spread, if any, or (ii) multiplied by the Spread Multiplier, if any, specified on the face hereof. Commencing with the Initial Interest Reset Date specified on the face hereof, the rate at which interest on this Note is payable shall be reset as of each Interest Reset Date (as used herein, the term "Interest Reset Date" shall include the Initial Interest Reset Date). The Interest Reset Dates will be the Interest Reset Dates specified on the face hereof; provided, however, that (i) the interest rate in effect for the period from the Interest Accrual Date to the Initial Interest Reset Date will be the Initial Interest Rate and
(ii) the interest rate in effect hereon for the 15 days immediately prior to the Schedule Maturity Date hereof (or, with respect to any principal amount to be redeemed or repaid, any redemption or repayment date) shall be that in effect on the fifteenth calendar day preceding the Schedule Maturity Date hereof or such date of redemption or repayment, as the case may be. If any Interest Reset Date would otherwise be a day that is not a New York Business Day, such Interest Reset Date shall be postponed to the next succeeding day that is a New York Business Day, except that if the Base Rate specified on the face hereof is LIBOR and such New York Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the next preceding New York Business Day.

     "Business Day" when used in conjunction with a designated city means any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to be closed in
(i) London, England (with respect to a Debt Security the principal of or interest on which will be determined by reference to LIBOR), (ii) Brussels, Belgium (with respect to a Debt Security dominated in ECUs or whose principal or interest will be determined by reference to the relative value of the ECU), or
(iii) the financial center of the country issuing the Specified Currency (with respect to a Debt Security denominated in a Specified Currency other than the ECU or whose principal or interest will be determined by reference to the relative value of any Specified Currency other than the ECU). See also "New York Business Day".

     "Business Day Convention" means the convention for adjusting any relevant date if it would otherwise fall on a day that is not a Business Day. The following terms, when used in conjunction with the term "Business Day Convention" and a date, shall mean that an adjustment will be made if that date would otherwise fall on a day that is not a Business Day so that:

          (i) if "Following" is specified, that date will be the first following day that is a Business Day;

          (ii) if "Modified Following" or "Modified" is specified, that date will be the first following day that is a Business Day unless that day falls in the next calendar month, in which case that date will be the first preceding day that is a Business Day; and

          (iii) if "Preceding" is specified, that date will be the first preceding day that is a Business Day.

     "CD Rate" with respect to any Interest Determination Date means the rate set forth in H.15(519) for the period for the specified Index Maturity under the caption "CDs (Secondary Market)". If such rate does not appear in H.15(519) by 9:00 a.m., New York City time, on the Calculation Date relating to such Interest Determination Date, the rate for such Interest Determination Date will be the rate set forth in Composite 3:30 P.M. Quotations for U.S. Government Securities for such Interest Determination Date for the Index Maturity under the caption "Certificates of Deposit". If such rate does not appear in either H.15(519) or Composite 3:30 P.M. Quotations for U.S. Government Securities by 3:00 p.m., New York City time, on the Calculation Date relating to such Interest Determination Date, the rate for such Interest Determination Date will be the arithmetic mean of the secondary market offered rates of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York City as of 10:00 a.m., New York City time, for such Interest Determination Date for negotiable U.S. Dollar certificates of deposit of major United States money market banks with a remaining maturity closest to the Index Maturity and in an amount that is representative for a single transaction in the relevant market at the relevant time.

     "Calculation Date" when used with respect to any Interest Determination Date means the date by which the applicable interest rate must be determined, which date will be the earlier of (i) the tenth calendar day following such Interest Determination Date or, if such date is not a New York Business Day, the first New York Business Day occurring after such 10-day period, or (ii) the New York Business Day immediately preceding the applicable Interest Payment Date or Scheduled Maturity Date, as the case may be.

     "Commercial Paper Rate" with respect to any Interest Determination Date means the Money Market Yield (see below) of the rate set forth in H.15(519) for that day opposite the Index Maturity under the caption "Commercial Paper". If such rate does not appear in H.15(519) by 9:00 a.m., New York City time, on the Calculation Date relating to such Interest Determination Date, the rate for such Interest Determination Date will be the Money Market Yield of the rate set forth in Composite 3:30 P.M. Quotations for U.S. Government Securities for such Interest Determination Date in respect of the Index Maturity under the caption "Commercial Paper" (with an Index Maturity of one month or three months being deemed to be equivalent to an Index Maturity of 30 days or 90 days, respectively). If such rate does not appear in either H.15(519) or Composite 3:30 P.M. Quotations for U.S. Government Securities by 3:00 p.m., New York City time, on the Calculation Date relating to such Interest Determination Date, the rate for such Interest Determination Date will be the Money Market Yield of the arithmetic mean of the offered rates of three leading dealers of U.S. commercial paper in New York City as of 11:00 a.m., New York City time, for such Interest Determination Date for U.S. dollar commercial paper of the Index Maturity placed for industrial issuers whose bond rating is "AA" or the equivalent from a nationally recognized rating agency.

     "Composite 3:30 P.M. Quotations for U.S. Government
Securities" means the daily statistical release designated as such, or any successor publication, published by the Federal
Reserve Bank of New York.

     "Federal Funds Rate" with respect to any Interest Determination Date means the rate set forth in H.15(519) for that day opposite the caption "Federal Funds (Effective)". If such rate does not appear in H.15(519) by 9:00 a.m., New York City time, on the Calculation Date relating to such Interest Determination Date, the rate for such Interest Determination Date will be the rate set forth in Composite 3:30 P.M. Quotations for U.S. Government Securities for such Interest Determination Date under the caption "Federal Funds/Effective Rate". If such rate does not appear in either H.15(519) or Composite 3:30 P.M. Quotations for U.S. Government Securities by 3:00 p.m., New York City time, on the Calculation Date relating to such Interest Determination Date, the rate for such Interest Determination Date will be the Money Market Yield of the arithmetic mean for the last transaction in overnight U.S. dollar Federal Funds by three leading brokers of U.S. dollar Federal Funds transactions in New York City as of 11:00 a.m., New York City time, for such Interest Determination Date.

     "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System.

     "Index Maturity" means the period of maturity of the applicable instrument or obligation.

     "Interest Determination Date" with respect to any Interest
Reset Date means the date two Business Days prior to such Interest Reset Date.

     "Libor" with respect to any Interest Determination Date will be the rate for deposits in U.S. dollars or the Specified Currency (as the case may be) for a period of the Index Maturity that which appears on the Telerate Page: (a) 3740 (for Australian Dollars); (b) 3740 (for Canadian Dollars); (c) 3750 (for Swiss Francs); (d) 3750 (for Deutsche Marks); (e) 3740 (for French Francs); (f) 3750 (for Pound Sterling); (g) 3740 (for Italian Lire); (h) 3750 (for Japanese Yen); (i) 3740 (for Spanish Pesetas); (j) 3750 (for U.S. dollars), and (k) 3750 (for European Currency Units) as of 11:00 a.m., London Time, on such Interest Determination Date. If such rate does not appear on the specified Telerate Page by 9:00 a.m., New York City time, on such Interest Determination Date, the rate for such Interest Determination Date will be determined on the basis of the rates at which deposits in U.S. dollars or the Specified Currency (as the case may be) are offered by four major banks in the London interbank market as of approximately 11:00 a.m., London time, on such Interest Determination Date to prime banks in the London interbank market for a period of the Index Maturity commencing on the applicable Interest Reset Date and in an amount that is representative for a single transaction in the relevant market at the relevant time. The Calculation Agent will request the principal London office of each such bank to provide a quotation of its rate. If at least two quotations are provided, the rate for such Interest Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for such Interest Reset Date will be the arithmetic mean of the rates quoted by major banks in New York City or in the relevant financial center of the country issuing the Specified Currency (as the case may be) as of 11:00 a.m., local time in New York City or in such financial center (as the case may be), on such Interest Determination Date for loans in U.S. dollars or in the Specified Currency (as the case may be) to leading European banks for a period of the Index Maturity commencing on such Interest Reset Date and in an amount that is representative for a single transaction in the relevant market at the relevant time.

     "Maturity Date" means the date on which the entire principal amount outstanding under a Debt Security becomes due and payable, whether on the Scheduled Maturity Date or by declaration of acceleration, call for redemption, or otherwise.

     "Money Market Yield" means, in respect of any security with a maturity of nine months or less, the rate for which is quoted on a bank discount basis, a yield (expressed as a percentage) calculated in accordance with the following formula:



          Money Market Yield =            D X 360     X 100
                              360 - (D X M)

where "D" refers to the per annum rate for a security, quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the applicable Interest Period.

     "New York Business Day" means any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation, or executive order, to be closed in the City of New York and: (i) with respect to any Debt Security denominated or payable in ECUs, that is also a Brussels Business Day, (ii) with respect to any Debt Security denominated or payable in any other Specified Currency, that is also a Business Day in the financial center of the country issuing such Specified Currency, and (iii) with respect to any Debt Security the principal of or interest on which will be determined by reference to LIBOR, that is also a London Business Day. See also "Business Day".

     "Prime Rate" with respect to any Interest Determination Date means the rate set forth in H.15(519) for that day opposite the caption "Bank Prime Loan". If such rate does not appear in H.15(519) by 9:00 a.m., New York City time, on the Calculation Date relating to such Interest Determination Date, the rate for such Interest Determination Date will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen NYMF Page as such bank's prime rate or base lending rate as in effect for that Interest Determination Date as quoted on the Reuters Screen NYMF Page for such Interest Determination Date or, if fewer than four rates appear on the Reuters Screen NYMF Page for such Interest Determination Date, the rate will be the arithmetic mean of the rates of interest publicly announced by three major banks in New York City as its U.S. dollar prime rate or base lending rate as in effect for such Interest Determination Date. Each change in the prime rate or base lending rate of any bank so announced by such bank will be effective as of the effective date of the announcement or, if no effective date is specified, as of the date of the announcement.

     "US Treasury Bill Rate" with respect to any Interest Determination Date means the rate at which United States Treasury bills are auctioned, as set forth in H.15(519) for that day opposite the Index Maturity under the caption "U.S. Government Security/Treasury Bills/Auction Average (Investment)". If such rate does not appear in H.15(519) by 9:00 a.m., New York City time, on the Calculation Date relating to such Interest Determination Date, the rate for such Interest Determination Date will be the Bond Equivalent Yield (as defined below) of the auction average rate for those Treasury bills as announced by the United States Department of the Treasury. If United States Treasury bills of the Index Maturity are not auctioned during any period of seven consecutive calendar days ending on and including any Friday, and a U.S. Treasury Bill Rate would have been available on the applicable Interest Determination Date if such Treasury bills had been auctioned during that seven day period, an Interest Determination Date will be deemed to have occurred on the day during that seven-day period on which such Treasury bills would have been auctioned in accordance with the usual practices of the United States Department of the Treasury, and the rate for that Interest Determination Date will be the Bond Equivalent Yield of the rate set forth in H.15(519) for that day opposite the Index Maturity under the caption "U.S. Government Securities/Treasury Bills/Secondary Market". If such interest rate does not appear in H.15(519) by 3:00 p.m., New York City time, on the Calculation Date relating to such Interest Determination Date, the rate for such Interest Determination Date will be the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates of three primary United States Government dealers in New York City as of approximately 3:30 p.m., New York City time, for such Interest Determination Date for the issue of United States Treasury bills with a remaining maturity closest to the Index Maturity.

     For the purposes of this definition, the term "Bond
Equivalent Yield" is to be calculated in accordance with the following formula:


          Bond Equivalent Yield =            D X N       X 100
                              360 - (D X M)

where "D" refers to the per annum rate for the security, quoted on a bank discount basis and expressed as a decimal, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the applicable Interest Period.

     Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date. The Trustee shall have no responsibility for determinations made by the Calculation Agent of the interest rates hereon. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States Federal law of general application.

     At the request of the Holder hereof, the Calculation Agent will provide to the Holder hereof the interest rate hereon then in effect and, if determined, the interest rate that will become effective as of the next Interest Reset Date.

     Interest payments on this Note will be equal to the amount of interest accrued from (and including) the Interest Accural Date or from (and including) the last date to which interest has been paid, as the case may be, to (but excluding) the applicable Interest Payment Date, except that interest payable on the Maturity Date will include interest accrued to (but excluding) the Maturity Date. If any Interest Payment Date (other than the Maturity Date) for any Floating Rate Debt Security would otherwise be a day that is not a New York Business Day, the payment of interest that would otherwise be payable on such date will be postponed to the next succeeding New York Business Day provided, however, that if the interest rate is determined by reference to LIBOR and such next succeeding New York Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding New York Business Day. If the Maturity Date falls on this Note on a day that is not a New York Business Day, the payment of principal, premium, if any, and interest, if any, otherwise payable on such date will be postponed to the next succeeding New York Business Day, and no interest on such payment will accrue as a result of such postponement.

     Accrued interest on this Note will be calculated by multiplying the principal amount hereof by an accrued interest factor. The accrued interest factor will be computed as the sum of the interest factors calculated for each day in the period for which interest is being paid. The interest factor for any day in such period will be computed by dividing the interest rate in effect on such day by ________.

     This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

     This Note, and Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and, if denominated in U.S. dollars, is issuable only in denominations of U.S. $_______ and any integral multiple of U.S. $1,000 in excess thereof. If this Note is denominated in a Specified Currency, then, unless a higher minimum denomination is required by applicable law, it is issuable only in denominations of the equivalent of U.S. $_______ (rounded down to an integral multiple of 1,000 units of such Specified Currency), or any amount in excess thereof which is an integral multiple of 1,000 units of such Specified Currency, as determined by reference to the noon dollar buying rate in New York City for cable transfers of such Specified Currency published by the Federal Reserve Bank of New York (the "Market Exchange Rate") on the New York Business Day immediately preceding the date of issuance.

     Except as set forth below, if the principal of, premium, if any, or interest on, this Note is payable in a Specified Currency and such Specified Currency is not available to the Issuer for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Issuer will be entitled to satisfy its obligations to the Holder of this Note by making such payments in U.S. dollars on the basis of the highest bid quotation (assuming European-style quotation -- i.e., Specified Currency per U.S. dollar) on the second New York Business Day prior to the applicable payment date from the recognized foreign exchange dealers in the City of New York (one of which may be the Company) for the purchase of the aggregate amount of the Specified Currency payable on such payment date, for settlement on such payment date, and at which the applicable dealer timely commits to execute a contract. If no such bid quotations are available, payments will be made in the Specified Currency. Any payment made under such circumstances in U.S. dollars where the required payment is in a Specified Currency other than U.S. dollars will not constitute an Event of Default.

     If payments of principal, premium, if any, or interest, if any, with respect to this Note are required to be made in a composite currency and the composition of such composite currency is at any time altered (whether by the addition, elimination, combination, or subdivision of one or more components, by adjustment of the ratio of any component to the composite unit, or by any combination of such events), then the Company will be entitled to satisfy its payment obligations hereunder by making such payments in such composite currency as altered.

     All determinations referred to above made by the Issuer or its agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive to the extent permitted by law for all purposes and binding on the Holder of this Note.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes of each series under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding of each series to be affected by such amendment or modification. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     The Indenture contains provisions setting forth certain conditions to the institution of proceedings by Holders of Notes with respect to the Indenture or for any remedy under the Indenture.

     If an Event of Default with respect to the Notes shall occur and be continuing, the principal amount hereof may be declared due and payable in the manner and with the effect provided in the Indenture.

     No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

     So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in the City of New York, and an office or agency in said City of New York for the registration, transfer, or exchange of the Notes. The Issuer may designate other agencies for the payment of said principal, premium, if any, and interest at such place or places (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

     As provided in the Indenture and subject to certain
limitations therein   set forth, the transfer of this Note is
registerable in the Security Register, upon surrender of this Note for registration of transfer at the Corporate Trust Office of the Trustee or any other applicable Place of Payment, duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed, by the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     No service charge shall be made for any such registration or transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Issuer, the Trustee, and any agent of the Issuer or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Issuer, the Trustee, nor any such agent shall be affected by notice to the contrary.
     ABBREVIATIONS


     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


     TEN COM - as tenants in common
     TEN ENT - as tenants by the entireties
     JT TEN - as joint tenants with right of survivorship and not as tenants in common


     UNIF GIFT MIN ACT -
 ...................Custodian............................
                         (Cust)         (Minor)

     Under Uniform Gifts to Minors
Act....................................
                              (State)


     Additional abbreviations may also be used though not in the above list.


     ____________________
     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE]

                               :





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[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE OF
ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such note on the books of the Issuer, with full power of substitution in the premises.


Dated:


NOTE:     The signature to this assignment must correspond with
the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.